Exhibit 99.1

Spark Therapeutics Reports Third Quarter 2016 Financial Results and Recent Business Highlights

Completion of Biologics Licensing Application (BLA) submission for investigational candidate voretigene neparvovec on track for early 2017

Company makes progress across multiple programs, including its hemophilia franchise
PHILADELPHIA, Nov. 3, 2016 - Spark Therapeutics (NASDAQ: ONCE), a fully integrated gene therapy company seeking to transform the lives of patients with debilitating genetic diseases by developing investigational, potentially one-time, life-altering treatments, today announced financial results for the quarter ended Sept. 30, 2016 and updated investors on its progress.
“During the last few months we have continued to execute on the completion of the BLA submission, as well as launch preparation activities, for voretigene neparvovec,” said Jeffrey D. Marrazzo, chief executive officer. “We also continued to make progress across a range of clinical and preclinical programs addressing serious genetic diseases, including inherited retinal diseases, liver-mediated diseases such as hemophilia and neurodegenerative diseases, leveraging the strength of our validated gene therapy platform. We remain on track to initiate a clinical trial of SPK-8011 for hemophilia A this year, to continue to readout clinical data over the next several months from the clinical trials of SPK-9001 for hemophilia B and to readout initial clinical data on SPK-CHM for choroideremia.”
Recent highlights
Voretigene neparvovec for RPE65-mediated inherited retinal disease (IRD):

•	Reported positive one-year safety and efficacy data from the crossover group (n = 9) and two-year durability data from the original intervention group (n = 20) in the Phase 3 trial:

◦
Included statistically significant results for visual field (VF), a protocol-specified endpoint, during the pivotal controlled portion of the study. VF is total field area of a person’s retinal sensitivity, or vision, that extends from a central fixation point to the periphery

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VF increased by a mean of 302.1 sum total degrees from baseline at year one for the intervention group, a near doubling compared to a decrease of 76.7 sum total degrees at year one for the control group, resulting in a positive difference of 387.7 sum total degrees (nominal p = 0.006) using the Goldmann III4e test stimulus

◦
VF increased by a mean of 7.7 decibels from baseline at year one for the intervention group, compared to a decrease of 0.2 decibels at year one for the control group (p = 0.001) using the Humphrey macula threshold measure

◦	Efficacy results from the initial first year of the Phase 3 trial were reinforced in the crossover group and maintained for an additional year of follow-up in the original intervention group

◦	Safety results in the crossover group were largely consistent with prior studies
Genetic testing initiative:

•	Launched ID YOUR IRD initiative to educate patients and improve access to genetic testing and earlier diagnosis for certain inherited retinal diseases (IRDs) in the U.S.:

◦	Provides physicians and eligible patients information and access to genetic testing and counseling free of charge

◦	Tests for 31 genes in which mutations have been found to cause certain early-onset, rod-mediated IRDs

•	Similar initiatives are underway or in development outside the United States
SPK-9001 for hemophilia B:

•	Expanded Phase 1/2 trial, in collaboration with Pfizer, on track to complete enrollment of up to 10 participants at the initial dose of 5 x 10[11] vg/kg in 2016

•	Released initial Phase 1/2 safety and efficacy data, as of Aug. 4, 2016, with a combined 104 weeks of observation across the first seven participants enrolled in the study:

◦	None of the seven participants has had bleeding events or received infusions of factor IX concentrates to prevent bleeding events

◦
Consistent and sustained average steady-state factor IX activity levels of greater than 30% of normal across the initial four participants, each of who had reached greater than 12 weeks post-administration

◦	SPK-9001 has been well-tolerated, with no sustained elevation in liver enzyme levels above 1.5x the upper limit of normal

•
One participant, who had not reached 12 weeks post-vector administration, manifested an immune response to the adeno-associated virus (AAV) capsid, accompanied by a drop in factor IX activity level, and was put on a tapering course of corticosteroids. This participant has not had any bleeds or required replacement factor. No other participant has required the use of corticosteroids.

•	Expanded data to be presented at the Plenary Scientific Session at the 58th American Society of Hematology Annual Meeting on Dec. 4, 2016

Human Capital, Financial Position and Collaborations:

•	Continued to grow our team across all disciplines, with the number of employees now more than 170

•	The balance sheet remains strong, with $358.6 million in cash, cash equivalents and marketable securities at Sept. 30, 2016

•	Announced a collaboration with the Horae Gene Therapy Center at the University of Massachusetts Medical School

◦
Multi-year research agreement with Guangping Gao, Ph.D., to identify adeno-associated virus (AAV) vectors from a proprietary library of AAV capsids and evaluate their efficacy, with the goal of enhancing the efficiency of gene delivery to cells in the retina, liver and central nervous system

Financial results

Three Months Ended September 30, 2016 and 2015

In the three months ended September 30, 2016 and 2015, we recognized $1.3 million of revenue associated with our Pfizer collaboration.

Our research and development expenses for the three months ended September 30, 2016 were $22.4 million versus $11.8 million for the three months ended September 30, 2015. The $10.6 million increase was due to an $7.9 million increase in internal research and development expenses, primarily due to significantly increased headcount, and an increase of $2.7 million in external research and development, primarily from increases of $2.1 million in expenses related to voretigene neparvovec and $1.4 million for studies for other product candidates in our advancing and expanding pipeline, offset by a decrease of $0.8 million associated with the SPK-CHM and SPK-FIX programs.

General and administrative expenses for the three months ended September 30, 2016 were $12.0 million versus $6.5 million for the three months ended September 30, 2015. General and administrative expenses consisted primarily of salaries and related costs, including stock-based compensation, legal and patent costs and other professional fees. The $5.6 million increase primarily was due to an increase of $3.0 million in salaries and related cost, including stock-based compensation, as a result of increased headcount and an increase of $$2.6 million in launch preparation activities for voretigene neparvovec, legal and patent costs, and other professional fees and operation costs.

Our net loss applicable to common stockholders for the three months ended September 30, 2016 was $32.6 million, or ($1.07) basic and diluted net loss per common share, as compared with a net loss applicable to common stockholders of $16.9 million, or ($0.70) basic and diluted net loss per common share for the three months ended September 30, 2015.

Nine Months Ended September 30, 2016 and 2015

In the nine months ended September 30, 2016, we recognized $3.9 million of revenue associated with our Pfizer collaboration. In the nine months ended September 30, 2015 we recognized $3.9 million of revenue associated with our Pfizer collaboration and $1.0 million of a non-refundable payment after we concluded discussions on a potential agreement with a pharmaceutical company.

Our research and development expenses for the nine months ended September 30, 2016 were $60.3 million versus $29.5 million for the nine months ended September 30, 2015. The $30.8 million increase was due to a $23.3 million increase in internal research and development expenses, primarily due to significantly increased headcount, and an increase of $7.5 million in external research and development, primarily from increases of $3.8 million in expenses related to voretigene neparvovec and $5.3 million related to other product candidates in our advancing and expanding pipeline, offset by a decrease of $1.3 million associated with the SPK-FIX program and $0.4 million associated with our SPK-CHM program.

General and administrative expenses for the nine months ended September 30, 2016 were $31.6 million versus $16.5 million for the nine months ended September 30, 2015. General and administrative expenses consisted primarily of salaries and related costs, including stock-based compensation, legal and patent costs and other professional fees. The $15.1 million increase primarily was due to an increase of $9.3 million in salaries and related cost, including stock-based compensation, as a result of increased headcount, and an increase of $5.8 million in launch preparation activities for voretigene neparvovec, legal and patent costs, and other professional fees and operating costs.

Our net loss applicable to common stockholders for the nine months ended September 30, 2016 was $86.8 million, or ($3.08) basic and diluted net loss per common share, as compared with a net loss applicable to common stockholders of $41.6 million, or ($1.88) basic and diluted net loss per common share for the nine months ended September 30, 2015.

As of September 30, 2016, Spark had cash, cash equivalents and marketable securities of $358.6 million, with 30.8 million shares outstanding.

Conference call details
Spark will host today, Nov. 3, at 8:30 a.m. ET a conference call and audio webcast to discuss corporate and financial results for the three and nine months ended September 30, 2016 today. The call can be accessed by dialing the numbers below or by visiting the “Investors” section at www.sparktx.com.

U.S. Dial-in Number: (855) 851-4526
International Dial-in Number: (720) 634-2901
Passcode: 2754134
A replay of the call will be available for one week following the call by dialing the numbers below or also available on our website.

Replay Dial-in Number: (855) 859-2056
Replay International Dial-in Number: (404) 537-3406
Passcode: 2754134
About Spark Therapeutics

Spark Therapeutics, a fully integrated gene therapy company, is seeking to transform the lives of patients with debilitating genetic diseases by developing investigational, potentially one-time, life-altering treatments. Spark Therapeutics’ validated gene therapy platform is being applied to a range of clinical and preclinical programs addressing serious genetic diseases, including inherited retinal diseases, liver-mediated diseases such as hemophilia, and neurodegenerative diseases. Spark Therapeutics’ validated platform successfully has delivered proof-of-concept data with investigational gene therapies in the retina and liver. Spark Therapeutics has reported top-line results from a pivotal Phase 3 clinical trial for its most advanced product candidate, voretigene neparvovec (formerly referred to as SPK-RPE65), a potential treatment of a rare genetic blinding condition. Voretigene neparvovec has received both breakthrough therapy and orphan product designations. Spark Therapeutics’ hemophilia franchise has two lead assets: SPK-9001 in a Phase 1/2 trial for hemophilia B being developed under a collaboration with Pfizer and SPK-8011, a preclinical candidate for hemophilia A to which Spark Therapeutics retains global commercialization rights. To learn more, please visit www.sparktx.com.

Cautionary note on forward-looking statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's product candidates, including voretigene neparvovec, SPK-9001 and SPK-8011. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that: (i) the data from our Phase 3 clinical trial of voretigene neparvovec may not support labeling for the treatment of RPE65-mediated IRDs other than Leber congenital amaurosis (LCA); (ii) the improvements in functional vision demonstrated by voretigene neparvovec in our clinical trials may not be sustained over extended periods of time; and (iii) we could experience delays in submitting our regulatory filings, including our Biologics Licensing Application with FDA and, once submitted, such regulatory filings may not be approved; (iv) preclinical results for our product candidate, SPK-8011, for hemophilia A may not translate to humans in clinical trials; (v) our lead SPK-FIX product candidate, SPK-9001, may not produce sufficient data in our Phase 1/2 clinical trial to warrant further development; (vi) our overall collaboration with Pfizer may not be successful; and (vii) any one or more of our product candidates in preclinical or clinical development will not successfully be developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the "Risk Factors" section, as well as discussions of potential risks, uncertainties and other important factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Spark undertakes no duty to update this information unless required by law.

Spark Therapeutics Corporate Contacts              Media Contact
Stephen W. Webster, Chief Financial Officer             Dan Quinn
Daniel Faga, Chief Business Officer                Ten Bridge Communications
(855) SPARKTX (1-855-772-7589)                (781) 475-7974
dan@tenbridgecommunications.com

Spark Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2015	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$293,530,590	$90,615,538
Marketable securities	—	216,033,237
Other receivables	16,944,568	1,020,962
Prepaid expenses and deferred financing costs	1,132,626	1,565,490
Total current assets	311,607,784	309,235,227
Marketable securities	—	51,920,715
Property and equipment, net	16,999,445	19,788,497
Acquired-in-process research and development	—	15,490,000
Goodwill	—	2,096,119
Other assets	1,165,285	1,005,475
Total assets	$329,772,514	$399,536,033
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,687,594	$8,629,440
Accrued expenses and other	6,529,263	9,279,023
Current portion of long-term debt	—	274,978
Current portion of deferred rent	715,959	761,236
Current portion of deferred revenue	5,182,835	5,168,674
Total current liabilities	22,115,651	24,113,351
Long-term debt	—	1,300,428
Long-term deferred rent	8,084,509	7,496,257
Long-term deferred revenue	9,034,559	5,168,674
Deferred tax liability	—	1,936,250
Total liabilities	39,234,719	40,014,960
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, $0.001 par value. Authorized, 150,000,000 shares; issued 27,082,493 and 30,766,362 shares at December 31, 2015 and September 30, 2016, respectively; 27,073,287 and 30,757,156 outstanding at December 31, 2015 and September 30, 2016, respectively	27,083	30,766
Additional paid-in capital	419,791,732	575,640,376
Accumulated other comprehensive loss	—	(53,816)
Treasury stock, at cost 9,206 shares at December 31, 2015 and September 30, 2016	(552,636)	(552,636)
Accumulated deficit	(128,728,384)	(215,543,617)
Total stockholders’ equity	290,537,795	359,521,073
Total liabilities and stockholders’ equity	$329,772,514	$399,536,033

Spark Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Revenues	$1,302,789	$1,302,789	$4,865,885	$3,880,046
Operating expenses:
Research and development	11,796,455	22,384,109	29,474,535	60,257,545
General and administrative	6,461,675	12,049,954	16,479,678	31,600,567
Total operating expenses	18,258,130	34,434,063	45,954,213	91,858,112
Loss from operations	(16,955,341)	(33,131,274)	(41,088,328)	(87,978,066)
Interest income	54,781	574,934	117,419	1,168,900
Interest expense	—	(6,067)	—	(6,067)
Net loss	(16,900,560)	(32,562,407)	(40,970,909)	(86,815,233)
Preferred stock dividends	—	—	(634,794)	—
Net loss applicable to common stockholders	$(16,900,560)	$(32,562,407)	$(41,605,703)	$(86,815,233)
Basic and diluted net loss per common share	$(0.70)	$(1.07)	$(1.88)	$(3.08)
Weighted average basic and diluted common shares outstanding	24,138,020	30,368,354	22,078,269	28,218,850

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